UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2011

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 16, 2011, the Securities and Exchange Commission, or SEC, announced that it and Fannie Mae (formally known as the Federal National Mortgage Association) entered into a non-prosecution agreement arising out of an investigation by the SEC’s Division of Enforcement into possible violations of the federal securities laws by Fannie Mae and others arising from, among other things, disclosures by Fannie Mae prior to its entry into conservatorship in September 2008 concerning Fannie Mae’s exposure to subprime and Alt-A mortgages.

Under the agreement, without admitting or denying liability, Fannie Mae has offered to accept responsibility for its conduct and to not dispute, contest or contradict a set of factual statements regarding the disclosures, except in legal proceedings to which the SEC is not a party. Fannie Mae also agreed to cooperate in the SEC’s investigation and related federal proceedings.

Subject to Fannie Mae’s full, truthful and continuing cooperation and compliance by Fannie Mae with its obligations under the agreement, the SEC agreed not to bring any enforcement action or proceeding against Fannie Mae arising from the investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 16, 2011	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer